UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017 (November 14, 2017)

ANTHEM, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

The New Notes Offering

On November 21, 2017, Anthem, Inc. (the “Company”) closed its sale of $900 million aggregate principal amount of its 2.500% Notes due 2020 (the “2020 Notes”), $750 million aggregate principal amount of its 2.950% Notes due 2022 (the “2022 Notes”), $850 million aggregate principal amount of its 3.350% Notes due 2024 (the “2024 Notes”), $1,600 million aggregate principal amount of its 3.650% Notes due 2027 (the “2027 Notes”) and $1,400 million aggregate principal amount of its 4.375% Notes due 2047 (the “2047 Notes” and, together with the 2020 Notes, the 2022 Notes, the 2024 Notes and the 2027 Notes, the “New Notes”) pursuant to an Underwriting Agreement, dated November 14, 2017 (the “Underwriting Agreement”), among the Company and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several underwriters named on Exhibit A thereto (the “Underwriters”). The New Notes have been registered under the Securities Act of 1933, as amended (the “Act”) pursuant to a registration statement on Form S-3 (File No. 333-200749) previously filed with the Securities and Exchange Commission under the Act.

The Company received proceeds of approximately $5,457.8 million from the sale of the New Notes after deducting underwriting discounts and its offering expenses. The Company intends to use a portion of the net proceeds (i) to fund its previously announced acquisitions of HealthSun Health Plans, Inc. and America’s 1st Choice of South Carolina, Inc., (ii) to fund the purchase price of (a) any and all of the Company’s 7.000% Notes due 2019 (the “Any and All Notes”), and (b) the Company’s 5.950% Notes due 2034, 5.850% Notes due 2036, 6.375% Notes due 2037, 5.800% Notes due 2040 and 5.100% Notes due 2044 (the “Maximum Tender Offer Notes” and, collectively with the Any and All Notes, the “Tender Notes”) tendered and accepted by the Company for purchase pursuant to the offers to purchase the Any and All Notes (the “Any and All Offer”) and the Maximum Tender Offer Notes (the “Maximum Tender Offer” and, collectively with the Any and All Offer, the “Tender Offers”), including the payment of accrued interest and any applicable early tender premiums, and (iii) to redeem any Any and All Notes not validly tendered and accepted for purchase pursuant to the Any and All Offer. The Company may use the remaining net proceeds from the sale of the New Notes for working capital and for general corporate purposes, including, but not limited to, repayment of short-term and long-term debt and the repurchase of the Company’s common stock pursuant to its share repurchase program. The Indenture (defined below) does not prohibit or limit the incurrence of indebtedness and other liabilities by the Company or its subsidiaries.

The New Notes have been issued pursuant to an Indenture, dated as of November 21, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Interest on the 2020 Notes is payable semi-annually in arrears on May 21 and November 21 of each year, commencing on May 21, 2018. Each interest payment on the 2020 Notes will be made to the persons who are registered holders of the 2020 Notes at the close of business on the immediately preceding May 7 and November 7 (whether or not a business day), as applicable. Interest on the 2022 Notes, the 2024 Notes, the 2027 Notes and the 2047 Notes is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2018. Each interest payment on the 2022 Notes, the 2024 Notes, the 2027 Notes and the 2047 Notes will be made to the persons who are registered holders of the 2022 Notes, the 2024 Notes, the 2027 Notes and the 2047 Notes, respectively, at the close of business on the immediately preceding May 15 and November 15 (whether or not a business day), as applicable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The New Notes may be declared immediately due and payable by the Trustee or the holders of 25% of the principal amount of the New Notes of the affected series if an event of default occurs under the Indenture and has not been cured. An event of default generally means that the Company (1) fails to pay the principal or any premium on a New Note on its due date, (2) does not pay interest on a New Note within 30 days of its due date, (3) remains in breach of any other term of the Indenture for 90 days after its receipt of written notice of such failure or (4) files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occurs.

The 2020 Notes will mature on November 21, 2020, the 2022 Notes will mature on December 1, 2022, the 2024 Notes will mature on December 1, 2024, the 2027 Notes will mature on December 1, 2027 and the 2047 Notes will mature on December 1, 2047. Prior to (i) with respect to the 2020 Notes, the maturity date of the 2020 Notes, (ii) with respect to the 2022 Notes, November 1, 2022 (one month prior to the maturity date of the 2022 Notes), (iii) with respect to the 2024 Notes, October 1, 2024 (two months prior to the maturity date of the 2024 Notes), (iv) with respect to the 2027 Notes, September 1, 2027 (three months prior to the maturity date of the 2027 Notes) and (v) with respect to the 2047 Notes, June 1, 2047 (six months prior to the maturity date of the 2047 Notes) (each such date with respect to the 2022 Notes, the 2024 Notes, the 2027

Notes and the 2047 Notes, a “Par Call Date”), such series of New Notes may be redeemed at the Company’s option, at any time in whole or from time to time in part, at a redemption price equal to the greater of: (1) 100% of the principal amount of the New Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable New Notes to be redeemed (assuming, in the case of the 2022 Notes, the 2024 Notes, the 2027 Notes and the 2047 Notes, that such New Notes matured on their applicable Par Call Date) (not including any portion of the payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the Indenture, plus 12.5 basis points in the case of the 2020 Notes, 15.0 basis points in the case of the 2022 Notes, 20.0 basis points in the case of the 2024 Notes, 20.0 basis points in the case of the 2027 Notes and 25.0 basis points in the case of the 2047 Notes, plus, in each case, accrued and unpaid interest thereon to the date of redemption. On or after the applicable Par Call Date for the 2022 Notes, the 2024 Notes, the 2027 Notes and the 2047 Notes, the New Notes of such series are redeemable at the Company’s option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest on the principal amount of such New Notes being redeemed to such redemption date.

Unless the Company has exercised its right to redeem the 2020 Notes, the 2022 Notes, the 2024 Notes, the 2027 Notes and the 2047 Notes in full as described above, upon the occurrence of both (i) a change of control of the Company and (2) a downgrade of a series of the New Notes below an investment grade rating by each of Moody’s Investors Services, Inc., S & P Global Ratings and Fitch Ratings, Inc. within a specified period, the Company will be required to make an offer to purchase all of the New Notes of such series at a price equal to 101% of the principal amount such New Notes, plus any accrued and unpaid interest to the date of repurchase.

Certain of the Underwriters and their affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates, for which they have received, or may in the future receive, customary fees and commissions. For example, UBS Securities LLC is acting as financial advisor to the Company in connection with the acquisition of HealthSun Health Plans, Inc. and, as such, may receive customary fees and expenses. Certain affiliates of the Underwriters are participants in the Company’s revolving credit agreement. In addition, certain Underwriters or their affiliates may hold positions in the Company’s outstanding notes, including the Tender Notes, and therefore may receive a portion of the proceeds from this offering if the Company redeems any of those notes or purchases any of the Tender Notes pursuant to the Tender Offers.

The foregoing description of the issuance and sale does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is incorporated by reference hereto as Exhibit 1.1, and the Indenture, which is incorporated by reference hereto as Exhibit 4.1.

The computation of the Ratio of Earnings to Fixed Charges is attached as Exhibit 12.1 hereto.

Any and All Offer Pricing, Expiration and Results

On November 20, 2017, the Company issued a press release announcing the pricing of the Any and All Offer. The Any and All Offer was conducted on the terms and conditions set forth in the Offer to Purchase, dated November 14, 2017, and the related letter of transmittal.

On November 21, 2017, the Company issued a press release announcing the expiration and results of the Any and All Offer. The Any and All Offer expired at 5:00 p.m., New York City time, on Monday, November 20, 2017 (the “Expiration Date”).

At the Expiration Date, $185,147,000 aggregate principal amount of the Any and All Notes were validly tendered and not validly withdrawn prior to or at the Expiration Date (the “Tendered Notes”), which amount includes $2,000 aggregate principal amount of the Any and All Notes that remain subject to guaranteed delivery procedures. The Company accepted for payment and purchased all of the Tendered Notes on November 21, 2017.

Copies of the press releases announcing the pricing, expiration and results of the Any and All Offer are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of November 14, 2017, among Anthem, Inc. and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC

4.1	Indenture, dated as of November 21, 2017, between Anthem, Inc. and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of the 2.500% Notes due 2020

4.3	Form of the 2.950% Notes due 2022

4.4	Form of the 3.350% Notes due 2024

4.5	Form of the 3.650% Notes due 2027

4.6	Form of the 4.375% Notes due 2047

5.1	Opinion of Hogan Lovells US LLP

5.2	Opinion of Faegre Baker Daniels LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Hogan Lovells US LLP (included in the opinion filed as Exhibit 5.1)

23.2	Consent of Faegre Baker Daniels LLP (included in the opinion filed as Exhibit 5.2)

99.1	Press Release dated November 20, 2017 announcing the pricing of the Any and All Offer

99.2	Press Release dated November 21, 2017 announcing the expiration and results of the Any and All Offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2017

ANTHEM, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary